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                                                                   EXHIBIT 99.24

                        AMENDMENT TO RIGHTS AGREEMENT


        Amendment to Rights Agreement (the "Amendment") dated as of June 18, 1997 between Transitional Hospitals Corporation, a Nevada corporation formerly known as Community Psychiatric Centers (the "Company"), and ChaseMellon Shareholders Services, LLC, as Rights Agent (the "Rights Agent").

                                   RECITALS
                                   --------

        The parties entered into that certain Rights Agreement (the "Rights Agreement") dated as of June 21, 1996. The parties wish to amend the Rights Agreement as set forth more fully in this Amendment.

        NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

        Section 1.      Certain Definitions.  Unless otherwise set forth herein,
                        -------------------
capitalized terms used in this Amendment shall have the meanings set forth in the Rights Agreement.

        Section 2.      Amendments of Section 1.
                        -----------------------

                (a) Section 1.1 shall be amended to include the following after the final sentence:

                        "Notwithstanding the foregoing, the Acquiror (as such term is hereinafter defined) shall not be an Acquiring Person for purposes of this Rights Agreement."

                (b) Section 1.9 shall be amended to include the following after the final sentence:

                        "Notwithstanding anything contained in this Rights Agreement to the contrary, the proposal and/or consummation of the Present Acquisition (as such term is hereinafter defined) shall not result in the occurrence of a Shares Acquisition Date."

                (c) Section 1.12 shall be amended to include the following after the final sentence:

                        "Notwithstanding anything contained in this Rights Agreement to the contrary, the Board of Directors of the Company, after having received



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                    advice from Morgan Stanley & Co. Incorporated,
                    has determined that the Present Acquisition is at at a price and on terms which are fair to the shareholders of the Company (taking into account all factors which the Board of Directors deems relevant, including without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and is otherwise in the best interests of the Company and its shareholders and the proposal or consummation of the Present Acquisition shall not result in a Trigger Event."

               (d) Section 1 shall be amended by the addition of the following definitions:

                    "1.14 "Acquiror" shall mean LV Acquisition Corp., a Delaware corporation ("Vencor Sub") and a wholly owned subsidiary of Vencor, Inc., a Delaware corporation ("Vencor") and each of their respective Affiliates, Associates, Subsidiaries, successors and assigns."

                    "1.15 "Present Acquisitions" shall mean the transactions, including without limitation the Offer, the Amended Offer and the Merger (as such terms are defined in the Vencor Merger Agreement (as defined below)) contemplated by the Agreement and Plan of Merger dated as of June 18, 1997 by and among Vencor, Vencor Sub and the Company, as such agreement and transactions may be amended from time to time (the "Vencor Merger Agreement")."

     Section 3.     Amendment of Section 3.1.  Section 3.1 shall be amended to
                    ------------------------
include the following after the final sentence:

                    "Notwithstanding anything contained in this
                    Rights Agreement to the contrary, no Distribution Date shall be deemed to have occurred as a result of the proposal and/or consummation of the Present Acquisition and no action taken by Vencor, Vencor Sub and each of the respective

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          Affiliates, Associates and Subsidiaries in
          connection with the Vencor Merger Agreement shall require the Rights Agent to distribute Right
          Certificates to any holder of Common Shares."

     Section 4.   Amendment of Section 7.1. Section 7.1 shall be amended to
                  ------------------------
include the following after the final sentence:

          "Notwithstanding anything contained in this
          Rights Agreement to the contrary, the proposal and/or consummation of the Present Acquisition shall not result in the exercisability of the Rights in whole or in part at any time."

     Section 5.   Amendment of Section 11.12. Section 11.1.2 shall be amended to
                  --------------------------
include the following after the last sentence:

          "Notwithstanding anything contained in this
          Rights Agreement to the contrary, no event in subsection (A) or (B) first appearing above shall be deemed to have occurred as a result of the proposal or consummation of the Present
          Acquisition."

     Section 6.  Amendment of Section 13.1. Section 13.1 shall be amended to
                 -------------------------
include the following after the last sentence:

          "Notwithstanding anything contained in this
          Section 13.1 or in the Rights Agreement to the contrary, no exercise of the Rights shall be triggered or initiated because of the proposal and/or consummation of the Present Acquisition."

     Section 7.  Amendment of Section 13.2. Section 13.2 shall be amended to
                 -------------------------
include the following after the last sentence:

          "Notwithstanding anything contained in this
          Section 13.2 or in the Rights Agreement to the contrary, no exercise of the Rights shall be triggered or initiated because of the proposal and/or consummation of the Present Acquisition."

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     Section 8.     Addition of New Section 34.  The Rights Agreement shall be
                    --------------------------
amended by the addition of the following immediately after Section 33:

               "Section 34. Effect of Rights Agreement upon
                            -------------------------------
                Present Acquisition: Termination.
                --------------------------------
                Notwithstanding anything contained in this Rights Agreement to the contrary, no provision of this Rights Agreement providing holders of Rights with the ability to exercise such Rights shall be triggered as a result of the Present Acquisition. Upon consummation of the Present Acquisition according to its terms this Rights Agreement and the rights of holders of Rights hereunder shall terminate without further action by any of the parties hereto."

     Section 9.     Effect of Amendment.  All other provisions of the Rights
                    -------------------
Agreement not subject to amendment herein shall remain in full force and effect.


     Section 10.    Counterparts.  This Amendment may be executed in any number
                    ------------
of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 11.    Descriptive Heading.  Descriptive heading of the several
                    -------------------
Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.



                                              TRANSITIONAL HOSPITALS
                                              CORPORATION, a Nevada corporation
                                              formerly known as Community
                                              Psychiatric Centers


                                              By: /s/ Julia Kopta
                                                 ------------------
                                              Name:  Julia Kopta
                                              Title: Corp Secty




                                              CHASEMELLON SHAREHOLDER
                                              SERVICES, L.L.C., as Rights Agent



                                              By: /s/ Mary Ann McElroy
                                                  --------------------
                                                  Mary Ann McElroy
                                                  Relationship Manager

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